UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

August 31, 2026
(Date of earliest event reported)

EVI Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14757	11-2014231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4500 Biscayne Blvd., Suite 340 Miami, Florida		33137
(Address of principal executive offices)		(Zip Code)

(305) 402-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.025 par value	EVI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2026, EVI Industries, Inc., a Delaware corporation (the “Company”), and Garment Care Services FL, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“Garment Care Services”), on the one hand, and the Jason Loeb Family Trust UAD December 7, 2005 as amended (the “Loeb Trust”), the Jorge Baboun and Michelle Zambelli Baboun Inter Vivos Declaration of Trust Created March 13, 2023 (the “Baboun Trust”, and together with the Loeb Trust, the “Trusts”), Jason Loeb (“Loeb”), Jorge Baboun (“Baboun”, and together with Loeb, the “Shareholders”), Shmuel Rudski ("Rudski") and JLOJB On-Site, LLC f/k/a Sudsies On-Site, LLC, a Florida limited liability company (“Sudsies On-Site” and together with the Trusts, the Shareholders and Rudski, the “Transaction C Seller Group”), on the other hand, entered into an Asset Purchase Agreement (the “Transaction C Asset Purchase Agreement”), pursuant to which Garment Care Services has agreed to acquire substantially all of the assets and assume certain liabilities of Sudsies On-Site (the “Transaction C Transactions”). On August 31, 2026, the Company, Garment Care Services and the Transaction C Seller Group entered into an amendment to the Transaction C Asset Purchase Agreement (“Transaction C Asset Purchase Agreement Amendment”) pursuant to which, among other things, subject to certain working capital and other adjustments, the purchase price of $900,000 under the Transaction C Asset Purchase Agreement will be paid entirely in cash instead of $800,000 in cash and $100,000 in shares of common stock, par value $0.025 per share (the "Common Stock"), of the Company.

On July 17, 2026, the Company and Garment Care Services, on the one hand, and Loeb, on the other hand, entered into an Agreement for the Purchase of Personal Goodwill (the “Transaction D Goodwill Purchase Agreement”), pursuant to which Garment Care Services has agreed to acquire all of the Personal Goodwill (as defined in the Transaction D Goodwill Purchase Agreement) of Loeb in JLOJB, Inc. f/k/a Sudsies, Inc., a Florida corporation (“Sudsies”).  On August 31, 2026, the Company, Garment Care Services and Loeb entered into an amendment to the Transaction D Goodwill Purchase Agreement, (the “Transaction D Goodwill Purchase Agreement Amendment”) pursuant to which, among other things, the purchase price of $7,124,778 under the Transaction D Goodwill Purchase Agreement will be paid entirely in cash instead of $6,624,778 in cash and $500,000 in shares of Common Stock.

The foregoing descriptions of the Transaction C Asset Purchase Agreement Amendment and the Transaction D Goodwill Purchase Agreement Amendment are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by reference, to the Transaction C Asset Purchase Agreement Amendment and the Transaction D Goodwill Purchase Agreement Amendment, copies of which are attached hereto as Exhibit 2.1, and 2.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on July 17, 2026, the Company entered into definitive asset purchase agreements pursuant to which certain of the Company’s indirect wholly-owned subsidiaries (the “Buyers”) have agreed to acquire substantially all of the assets and assume certain liabilities of JLOJB, Inc. f/k/a Sudsies, Inc., a Florida corporation (“Sudsies”), and certain of its affiliates and to acquire the personal goodwill of Loeb in Sudsies (the “Asset Purchases”).

On September 2, 2026, the Company issued a press release announcing the closings of the Asset Purchases, which occurred on September 1, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Immediately following the closings of the Asset Purchases, the Company (i) paid an aggregate amount equal to approximately $1.9 million to lessors of vehicles under lease agreements used in the operation of the business of Sudsies and its affiliates, which vehicles were transferred to certain of the Buyers at the closings of the Asset Purchases and (ii) reimbursed Loeb $860,000 which represents cash bonuses paid by Loeb to certain employees of Sudsies or its affiliates after the date of the asset purchase agreements and prior to the closing of the Asset Purchases.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Amendment dated as of August 31, 2026, by and among EVI Industries, Inc., and Garment Care Services, FL, LLC, the Jason Loeb Family Trust UAD December 7, 2005 as amended, the Jorge Baboun and Michelle Zambelli Baboun Inter Vivos Declaration of Trust Created March 13, 2023, Jason Loeb, Jorge Baboun, Shmuel Rudski and JLOJB On-Site, LLC f/k/a Sudsies On-Site, LLC.

2.2	Amendment dated as of August 31, 2026, by and among EVI Industries, Inc., Garment Care Services, FL, LLC and Jason Loeb.

99.1	Press release of EVI Industries, Inc., dated September 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVI INDUSTRIES, INC.

Dated: September 2, 2026	By:	/s/ Robert H. Lazar
Robert H. Lazar
Chief Financial Officer